Exhibit 99.1

WPI Group Announces Major Reorganization

Manchester, New Hampshire, December 20, 1999: WPI Group, Inc. (WPIC: NASDAQ/ National Market) today announced a major restructuring intended to focus on the substantial growth potential of the Company's MPSI division and to divest all other operations, using the proceeds to reduce corporate debt. The successful completion of these three divestitures will allow WPI Group to strengthen its balance sheet and prepare for the substantial growth opportunities at MPSI with its new E-Technician, Web-based remote diagnostic system and services. These divestitures, along with a fourth quarter restructuring and a change of accounting methods, will result in the Company taking an approximate charge to earnings of approximately $28 million, or $4.63 per share, in the Company's 1999 Fiscal fourth quarter, ended September 26, 1999. The Company announced that it is in final negotiations to sell its Warner, New Hampshire-based Power Systems and Electronics Division to a private group of investors. Management expects the transaction to close no later than the beginning of the first calendar quarter. In addition, the Company is in final negotiations to sell its Husky Technology subsidiary. Management expects the transaction to be concluded some time in the first calendar quarter of 2000. Headquartered in Coventry, England, Husky Technology manufactures rugged, handheld computers and terminals used in utility, asset management, forestry, industrial and other applications. The Company is also in the process of seeking a buyer for its Manchester, New Hampshire-based Instruments Group. Instruments manufactures a wide variety of electro-mechanical and electronic devices and subsystems used in avionics, industrial, commercial and other applications.

As part of the restructuring, WPI's founder Michael Foster, under whose leadership annual revenues grew from $4 million to $100 million in ten years, announced his retirement as Chairman and CEO. The Board of Directors promoted John Allard, 34, WPI's President and Chief Operating Officer, to the additional role of Chief Executive Officer. In addition, current Board members, Steven Shulman, Managing Director, Latona Associates, Inc. and Paul Giovacchini, Managing Director, Seacoast Capital Corporation have been named Non-Executive Chairman and Vice Chairman of the Board, respectively. Michael Foster stated, "With this restructuring well underway, and as I turn 65 years of age, I believe it is time to turn the company leadership over to John Allard. In the past year, he has made important contributions to WPI, and the Board of Directors and I are confident that John has the capabilities and experience necessary to lead WPI into the web-based markets of the future. I have enjoyed my time at WPI and I would like to thank those directors and employees that have made my tenure the positive experience that it has been. I will remain a Director of the Company."

Commenting on the restructuring program, Foster said, "WPI's financial situation limits its ability to finance growth at a level that we believe necessary for all its divisions to remain competitive over the long term. Management has analyzed the situation at each of our operating divisions and has concluded that the best opportunity for the Company's future is in the rapidly developing E-Commerce market for remote diagnostic and maintenance services in the heavy-duty truck and off-road markets through MPSI's E-Technician. This was a difficult decision. Each of the businesses to be divested, and their employees, has made important contributions to WPI. However, given the magnitude of the opportunity for growth with E-Technician, management and the Board of Directors have concluded that the best outcome for shareholders is to restructure operations around MPSI."

Commenting on Mr. Foster's retirement, John Allard said, "All of us at WPI are very appreciative of what Mike Foster has done for our Company over the years. As the founder, he built up a small transformer company into the international market leader in various industry segments. As WPI begins a new chapter in its corporate history, we will miss his daily leadership and counsel and wish him all the best in his retirement."
Discussing plans for MPSI, John Allard said, "Back in July, we announced our intent to build a high-growth future, leveraging MPSI's core competency in engine diagnostics. The development of MPSI's E-Technician remote diagnostic system for heavy-duty vehicles and off-road equipment has progressed rapidly. We now have a number of pilot programs in an advanced state, and we are jointly developing E-Technician's remote diagnostic technology and services with world leaders in the transportation industry. MPSI is providing the diagnostics expertise in these projects. Our goal is to be the leading, total-vehicle management system provider in the world. We believe that E-Technician will contribute substantial revenue and earnings growth to WPI, beginning in this fiscal year."

MPSI, located in Sterling Heights, Michigan, is the leading manufacturer of diagnostic hardware and software for heavy-duty truck, construction and agricultural vehicles. MPSI is an industry leader in providing in-shop diagnostic capabilities to fleet owners and OEMs for heavy-duty vehicle maintenance and repair operations. When fully developed, E-Technician will enable companies to perform many of those services remotely, including reprogramming vehicles' on-board computers to enter new calibration data and also reading fault codes.

E-Technician will monitor approximately 600 data points on a vehicle's electronic data bus remotely -- via wireless and satellite networks --providing real-time analysis for maintenance and repair technicians. The Company believes E-Technician will play an essential role in future vehicle service and maintenance, bringing advanced business value to transport logistic operations across many industries. WPI will use its considerable in-house expertise to provide advanced Web-based transportation diagnostic services to a wide range of customer sets -- OEMs, dealers, distributors, fleet operators, and the rapidly growing after-market.

WPI Group, Inc. manufactures and markets high value-added products used in advanced systems across many industries and applications. In addition to industry-leading diagnostic hardware and software for the transportation industry, the Company currently offers the world's broadest range of rugged, handheld H/PCs, PCs, notebook computers and terminals designed for use in harsh environments across a wide array of industries. They also manufacture avionics components and subsystems, inertial sensors, panel meters and precision solenoids for a variety of industrial, medical and consumer products.

The statements contained in this release concerning the company's goals, strategies and expectations for business and financial results are "forward-looking statements" based on current expectations. No assurances can be given that the results in any forward-looking statements will be achieved and actual results could differ materially. Please review the reports that the Company files with the Securities and Exchange Commission for information concerning factors which could affect the Company's business.

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Exhibit 99.2

WPI Group Releases Details Related to Sale of Power Businesses

Manchester, NH, December 22, 1999: WPI Group. Inc.  (WPIC:
NASDAQ/National Market) today announced that the Company has sold its Warner-based WPI Power Systems and WPI Electronics businesses to Warner Power, LLC, a private investment group backed by American Capital Strategies of Baltimore, Maryland. The sale is valued at approximately $9.3 million in cash plus the assumption by Warner Power LLC of certain liabilities. Proceeds of the sale will be booked in WPI Group's fiscal 2000 first quarter, which ends December 26, 1999. These proceeds will be used to reduce corporate debt. In addition, as previously stated, the Company plans to divest its WPI Husky Technology subsidiary, as well as its Manchester based Instruments business. This is in line with the Company's stated intention to significantly reduce corporate debt and to improve shareholder value by restructuring operations around MPSI and the E-Technician Web-based remote diagnostic system.

Commenting on the Warner sale, WPI Group President and CEO, John Allard, said "This divestiture is the first step in our strategy to build strong revenue and earnings growth based on our ability to take a leadership position in Web-based services and solutions for the transportation industry."

WPI Group, Inc. manufactures and markets high value-added products used in advanced systems across many industries and applications. In addition to industry-leading diagnostic hardware and software for the transportation industry, the Company currently offers the world's broadest range of rugged, handheld H/PCs, PCs, notebook computers and terminals designed for use in harsh environments across a wide array of industries. They also manufacture avionics components and subsystems, inertial sensors, panel meters and precision solenoids for a variety of industrial, medical and consumer products.

The statements contained in this release concerning the company's goals, strategies and expectations for business and financial results are "forward-looking statements" based on current expectations. No assurances can be given that the results in any forward-looking statements will be achieved and actual results could differ materially. Please review the reports that the Company files with the Securities and Exchange Commission for information concerning factors which could affect the Company's business.

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